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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): JUNE 7, 2004



                         ADVANCED MATERIALS GROUP, INC.
             (Exact name of registrant as specified in its Charter)


            NEVADA                      0-16401                  33-0215295
(State or Other Jurisdiction          (Commission              (IRS Employer
   of Incorporation)                  File Number)           Identification No.)



          11420 MATHIS AVENUE, DALLAS, TEXAS                        75234
       (Address of Principal Executive Offices)                   (Zip Code)



Registrant's telephone number, including area code:        (972) 432-0602


            20211 S. SUSANA ROAD, RANCHO DOMINGUEZ, CALIFORNIA 90221 (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

         On June 7, 2004, Advanced Materials Group, Inc., a Nevada corporation ("ADMG"), issued a total of 595,239 shares to Delk Partners, Ltd., Plus 4, and the Lenawee Trust in exchange for an aggregate of $250,000 cash. Robert Delk is the general partner of Delk Partners, Ltd. and is a director and Chief Executive Officer of ADMG; Timothy Busch is a beneficiary of the Lenawee Trust and a director of ADMG; and Richard H. Pickup is a partner of Plus 4 and a member of a group beneficially owning more than 10% of the outstanding shares of common stock of ADMG.

         The sale of shares was effected to cover the $250,000 settlement paid to Wilshire Technologies, LLC in connection with the settlement of a lawsuit between ADMG, two of its former employees, and Wilshire Technologies, LLC, as described in the Form 8-K for May 28, 2004 that was filed by ADMG on June 9, 2004. Each of Delk Partners, Ltd., Plus 4, and the Lenawee Trust contributed $83,333.33 to ADMG and received 198,413 shares of ADMG's common stock. The number of shares issued was based upon the common stock price of $0.42 per share, which was the closing sale price in the Pink Sheets as of May 28, 2004, the day the settlement was negotiated. The sale of shares was approved by all the members of the ADMG board of directors on June 4, 2004.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 16, 2004                     ADVANCED MATERIALS GROUP, INC.


                                           By:  /S/ ROBERT E. DELK
                                               ---------------------------------
                                                    Robert E. Delk
                                                    Chief Executive Officer


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